Exhibit 99.1

FOR IMMEDIATE RELEASE
NEWS RELEASE

	Contacts:	Brian Feldott
Director, Investor Relations
Newpark Resources, Inc.
bfeldott@newpark.com
281-362-6800

NEWPARK RESOURCES ANNOUNCES JUNE INVESTOR CONFERENCES

Company also provides second quarter operational update

THE WOODLANDS, TX – JUNE 16, 2015 – Newpark Resources, Inc. (NYSE: NR) today announced that management will participate in three investor conferences in June, including: the TPH 2015 Hotter ‘N Hell Conference on June 17th; the GHS 100 Energy Conference on June 23rd; and the UBS Energy Conference on June 30th. The GHS 100 Energy Conference will be webcast.

Newpark also today provided an operational update. “We’ve seen a modest reduction in Fluids Systems revenues since our quarterly conference call on May 1, 2015, primarily driven by the continued slide in U.S. rig counts, along with some weather-related delays in Texas and Oklahoma,” stated Paul Howes, Newpark’s President and Chief Executive Officer. “However, the lower revenue in Fluids is not anticipated to significantly impact our segment operating income expectation of modest sequential improvement for the quarter.

“In the Mats segment, we’ve seen a considerable decline in mat sales activity in the second quarter, as mat purchases from our international E&P customers have declined sharply in the current weak oil price environment,” added Howes. “Meanwhile, our Northeast rental market has softened, reflecting a combination of continued price erosion, as well as declines in drilling and completion activity. Additionally, the anticipated gains in our non-exploration markets are not expected to materialize in this quarter. As a result, we now expect mats revenue of approximately $22-$24 million for the second quarter, rather than relatively stable with Q1, with an operating margin of 25%-30% rather than in the high 30% range.”

Newpark Resources, Inc. is a worldwide provider of value-added drilling fluids systems and composite matting systems used in oilfield and other commercial markets. For more information, visit our website at www.newpark.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including Newpark's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2014, as well as others, could cause results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, our customer concentration and cyclical nature of our industry, operating hazards inherent in the oil and natural gas industry, our international operations, the cost and continued availability of borrowed funds, our ability to execute our business strategy and make successful business acquisitions and capital investments, the availability of raw materials and skilled personnel, the impact of restrictions on offshore drilling activity, our market competition, legal and regulatory matters, including environmental regulations, inherent limitations in insurance coverage, potential impairments of long-lived intangible assets, technological developments in our industry, and the impact of severe weather, particularly in the U.S. Gulf Coast. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.

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